Exhibit 99.1

Compass Diversified Announces Partnership with The Honey Pot Company

The Honey Pot Company, with CODI Resources, is Expected to be Better Positioned to Provide Customers with a Complete Feminine Care System and Further Democratize Holistic Wellness
WESTPORT, Conn., January 16, 2024 -- Compass Diversified (NYSE: CODI) ("CODI" or the "Company”), an owner of leading middle market businesses, today announced that it has entered into a definitive agreement to partner with The Honey Pot Company, LLC (“The Honey Pot Co.”), a leading “better-for-you” feminine care brand, for an enterprise value of $380 million (excluding working capital and certain other adjustments upon closing). The Honey Pot Co. will continue to be led by its current leadership team, and existing owners and management will retain a significant minority stake in the company.
Based in Atlanta, Georgia, the idea for The Honey Pot Co.’s feminine wash began in an apartment kitchen in 2012, fueled by Co-Founder Beatrice Dixon’s personal experiences and ultimate desire to change how the world uses and perceives feminine care products. Today, The Honey Pot Co. provides a complete feminine care system – powered by plant-derived ingredients and clinically tested formulas – with a diverse set of products across the feminine hygiene, menstrual, consumer health and sexual wellness categories.
The Honey Pot Co.’s unique formulations containing plant-derived ingredients, coupled with its dedication to fostering a high-touch community, have cultivated an enthusiastic customer base that spans diverse cultures, ages and needs. The Honey Pot Co.'s disruptive stance is not just about selling products; it is a movement to empower consumers to embrace their bodies and overall well-being. The Honey Pot Co.'s innovative philosophy revolves around "normalizing the normal," breaking barriers in a traditionally stagnant consumer packaged goods category and redefining the narrative around personal care.
“We are excited to embark on this partnership with CODI, a firm that aligns seamlessly with our values and is dedicated to championing our vision of destigmatizing feminine care through accessible products and promoting holistic wellness, both inside and out,” said The Honey Pot Co.’s Co-Founder, Beatrice Dixon, who will continue to lead the company in her current role as CEO and Chief Innovation Officer. “We believe that this partnership will not only enable us to sustain our commitment to innovation and education but will also empower us to continue cultivating a movement rooted in community and self-care.”
Ms. Dixon added, “I continue to be humbled by the journey of The Honey Pot Co., and I hope that both the creation of this business and where it stands today serve as a reminder that while doors are often closed, there is always space for passionate and visionary entrepreneurs. That space doesn’t have to be explored alone, either. Partnerships and investments, both big and small, enable the opportunity for your business to blossom and reach its full potential. We want to thank our prior investment partners, New Voices Fund and VMG Partners, for allowing us to do just that and for their tremendous trust and support as we have expanded our business to reach more humans in the past five years.”
CEO of Compass Diversified, Elias Sabo, commented: “Beatrice and her team have done an amazing job building The Honey Pot Co. into a leading feminine care brand that has distinctive category ownership and unique brand positioning. They have a strong leadership team, an efficacious line of products, and a track record of impressive innovation and category disruption. We believe they have tremendous growth opportunities on the horizon. This partnership is a testament to the importance of brands built on dedication to innovative products and fostering community. We are so excited to provide The Honey Pot Co. with the resources necessary to bring it closer to its goal of serving more people by being the number one ‘better-for-you’ personal care brand in the world.”
The acquisition is expected to close in February, subject to customary closing conditions. Perella Weinberg Partners served as exclusive financial advisor and Winston & Strawn LLP acted as legal counsel to The Honey Pot Co., while Gibson, Dunn & Crutcher LLP represented The Honey Pot Co.’s management. William Blair & Company acted as exclusive financial advisor and Ropes & Gray LLP acted as legal counsel to Compass Diversified.
Additional information on the acquisition will be available in CODI's current report on Form 8-K that will be filed with the Securities and Exchange Commission (“SEC”).
Conference Call
Management will host a conference call today, January 16, 2024, at 10:00 a.m. ET to discuss the transaction. The dial-in number for callers in the U.S. is 1-(888)-259-6580 and the dial-in number for international callers is 1-(416)-764-8624. The Conference ID is 40321814. A live webcast will also be available on the Company's website at compassdiversified.com. A replay of the call will be available through January 16, 2025. To access the replay, please dial 1-(877)-674-7070 in the U.S. and 1-(416)-764-8692 outside the U.S.
About Compass Diversified
Since its founding in 1998 and IPO in 2006, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment, and accountability. For more information, please visit compassdiversified.com.
About The Honey Pot Co.
The Honey Pot Company is a leading feminine care brand, powered by plant-derived ingredients and clinically tested formulas. Founded in 2012 by CEO Beatrice Dixon, The Honey Pot Company is rooted in the belief that all products should be made with healthy and efficacious ingredients that are kind to and safe for skin. The company offers an extensive range of holistic wellness products across the feminine hygiene, menstrual, consumer health, and sexual wellness categories. The Honey Pot Company’s mission is to educate, support, and provide consumers around the world with tools and resources that promote menstrual health and vaginal wellness. Their products can be found in more than 33,000 stores across the U.S. including Target, Walmart, CVS, and Walgreens, as well as online. For more information on The Honey Pot Company, please visit thehoneypot.co.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the future performance and management of The Honey Pot Co. and CODI and the anticipated closing of the transaction. Words such as "believes," "expects," “will,” “anticipates,” “intends,” “continue,” "projects," “potential,” “assuming,” and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, some of which are not currently known to CODI. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: ability to obtain necessary approvals and meet other closing conditions to the acquisition on the expected terms and schedule; delay in closing the acquisition; difficulties and delays in integrating The Honey Pot Co.’s business or fully realizing cost savings and other benefits; business disruption following the closing of the transaction; changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date they are made. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations
irinquiry@compassdiversified.com

Gateway Group
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Media Relations
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The IGB Group
Leon Berman
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